UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2019

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01	Regulation FD Disclosure.

On December 3, 2019, Cara Therapeutics, Inc. (the “Company”) issued a press release and held a conference call announcing top-line data from its Phase 2 clinical trial of Oral KORSUVA for chronic kidney disease-associated pruritus (“CKD-aP”). A copy of the press release and the presentation discussed on the conference call are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

Item 8.01	Other Information.

On December 3, 2019, the Company issued a press release announcing top-line data from its Phase 2 clinical trial of Oral KORSUVA for CKD-aP.

The Phase 2, multicenter, randomized, double-blind, placebo-controlled 12-week trial was designed to evaluate the safety and efficacy of three tablet strengths (0.25 mg, 0.5 mg and 1 mg, once daily administration) of Oral KORSUVA versus placebo in approximately 240 stage III-V (moderate to severe) CKD patients with moderate-to-severe pruritus. The primary efficacy endpoint was the change from baseline in the weekly mean of the daily 24-hour worst itch Numeric Rating Scale (“WI-NRS”) score at Week 12 of the treatment period. Secondary endpoints included change from baseline in itch-related quality of life scores at the end of Week 12, as assessed by the total Skindex-10 and 5-D itch scores, as well as the proportion of patients achieving an improvement from baseline ≥3 points with respect to the weekly mean of the daily 24-hour WI-NRS score at Week 12.

Primary Endpoint: Patients treated with the 1 mg once daily tablet strength of Oral KORSUVA achieved the primary endpoint of statistically significant reduction in weekly mean of the daily WI-NRS scores versus placebo after the 12-week treatment period (-4.4 KORSUVA vs. -3.3 placebo, p=0.018). The treatment effect was statistically significant after 2 weeks of treatment and sustained through the 12-week treatment period.

Secondary Endpoints:

Proportion of Responders. The proportion of patients on 1 mg tablet strength achieving a 3 point or greater improvement from baseline in the weekly mean of the daily WI-NRS score at Week 12 was 72% versus 58% for patients on placebo but did not achieve statistical significance.

Itch-Related Quality of Life Measures. Patients on Oral KORSUVA showed dose-related improvements vs. placebo in itch-related quality of life endpoints as measured using self-assessment Skindex-10 and 5-D Itch scales but did not achieve statistical significance.

Safety and Tolerability: Oral KORSUVA was generally well tolerated with a safety profile consistent with that seen in earlier KORSUVA clinical trials. Overall, the incidence of treatment-emergent adverse events (“AEs”) were similar across KORSUVA and placebo groups. The most common treatment-emergent AEs reported in >5% of patients in the 1 mg KORSUVA group versus placebo were dizziness (7.5% KORSUVA vs. 0% placebo), fall (6% KORSUVA vs. 0% placebo), diarrhea (6% KORSUVA vs. 1.5% placebo) and constipation (KORSUVA 6% vs. 3% placebo).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
99.1	Press release dated December 3, 2019.
99.2	Presentation dated December 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ Mani Mohindru
Mani Mohindru, Ph.D.
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: December 3, 2019